Execution Version

SHARE CHARGE

DATED 28th SEPTEMBER 2007
DIOMED, INC.

as Chargor

HERCULES TECHNOLOGY CAPITAL GROWTH, INC.
as Chargee

Bingham McCutchen (London) LLP
London

Table of Contents

		Page
CONTENTS

1	DEFINITIONS AND INTERPRETATION	1
2	UNDERTAKING TO PAY	3
3	FIXED CHARGES	3
4	FURTHER ASSURANCE AND ADDITIONAL OBLIGATIONS	3
5	SECURITIES	4
6	REPRESENTATIONS	5
7	GENERAL UNDERTAKINGS	7
8	POWERS OF THE CHARGEE	7
9	APPOINTMENT OF RECEIVER	7
10	POWER OF ATTORNEY	9
11	FINANCIAL COLLATERAL	10
12	PROTECTION OF PURCHASERS	10
13	SAVING PROVISIONS	10
14	CONSOLIDATION OF ACCOUNTS AND SET-OFF	12
15	RETENTION OF SECURITY	12
16	CURRENCY	12
17	APPLICATION	12
18	NOTICES	13
19	NEW ACCOUNTS	13
20	CONTINUING SECURITY	14
21	CHANGE OF PARTIES	14
22	TAX AND INDEMNITIES	14
23	OTHER INDEMNITIES	15
24	REMEDIES CUMULATIVE ETC.	16
25	PROVISIONS SEVERABLE	16
26	CHARGEE’S CERTIFICATE	16
27	AMENDMENTS	16
28	AMENDMENTS TO LOAN DOCUMENTS	16
29	COUNTERPARTS	16
30	LAW	16
31	ENFORCEMENT	17
THE SCHEDULE		18
SHARES		18

i

THIS DEED is dated 28th September 2007 and made between:

(1)	DIOMED, INC., a company incorporated under the laws of Delaware, United States with registered organisational identification number 2838212 (the "Chargor"); and

(2)
HERCULES TECHNOLOGY CAPITAL GROWTH, INC., a company organised under the laws of the State of Maryland with its principal place of business at 400 Hamilton Ave., Suite 310, Palo Alto, California 94301 (the “Chargee”).

RECITALS

(A)
By a loan and security agreement (as amended, and which may from time to time be further amended, modified, supplemented, extended or restated, the "Loan Agreement") dated as of September 28, 2007 and made between Diomed Holdings, Inc. (the "Parent"), the Chargor and the Chargee, the Chargee agreed to make available certain facilities on the terms and conditions contained in the Loan Agreement.

(B)	It is a term of the Loan Agreement that the Chargor enter into this Share Charge.

THIS DEED WITNESSES

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Share Charge, unless otherwise defined or provided for in this Share Charge, words and expressions shall have the same meanings as is given to them in the Loan Agreement. In addition, the following definitions apply:

"Borrower" has the meaning given to it in the Loan Agreement.

"Charged Portfolio" means the Securities and the Related Assets.

"Default Rate" means the rate of interest per annum as described in Section 2.3 of the Loan Agreement.

"Group" means the Parent and each of its Subsidiaries for the time being.

"Loan Documents" has the meaning given to it in the Loan Agreement.

"Party" means a party to this Share Charge.

"Receiver" means a receiver appointed pursuant to the provisions of this Share Charge or pursuant to any applicable law and such expression shall include, without limitation, a receiver and manager.

"Related Assets" means all dividends, interest and other monies payable in respect of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (by way of redemption, bonus, preference, option, substitution, conversion or otherwise).

"Secured Obligations" means the actual, contingent, present and/or future obligations and liabilities of each Borrower to the Chargee under or pursuant to the Loan Documents.

"Securities" means:

(a)
all securities and investments of any kind (including the Shares and all stocks, shares, debentures, books, notes, loan capital, units, depositing receipts, commercial paper and certificates of deposit) of Diomed Limited; and

(b)	all warrants, options or other rights to subscribe for, purchase or otherwise acquire securities or investments of Diomed Limited;

(including, without limitation, the Securities listed in the Schedule (Shares)) in each case now, or from time to time, owned by the Chargor or (to the extent of its interest) in which it now, or from time to time, has an interest.

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Shares" means the issued shares in Diomed Limited that are listed and described in the Schedule (Shares).

1.2	Clause Headings

Clause headings are for convenience of reference only and shall not affect the construction of this Share Charge.

1.3	Interpretation

In this Share Charge (unless otherwise provided):

(a)	references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Share Charge;

(b)
references to this Share Charge or to any other document or agreement are to be construed as references to this Share Charge or that document or agreement as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

(c)	words importing the singular shall include the plural and vice versa;

(d)
references to a person shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, unincorporated body of persons or any state or any agency thereof;

(e)
references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(f)	references to liability or liabilities are to be construed to include all liabilities and obligations whether actual, contingent, present or future and whether incurred solely or jointly;

(g)	the words other and otherwise shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

(h)
the words including and in particular shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words; and

(i)
a "guarantee" shall be construed so as to include an indemnity, bond, standby letter of credit and any other obligation (whatever called) of any person to pay for, purchase, provide funds for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness or other obligation of any other person.

1.4	Rights of Third Parties

A person who is not a Party has no right under the Contract (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Share Charge, and the consent of any person who is not a Party is not required to rescind or vary this Share Charge at any time.

2	UNDERTAKING TO PAY

2.1	Undertaking to pay

The Chargor shall pay and discharge the Secured Obligations when they fall due in accordance with the terms of the Loan Documents.

2.2	Chargor Intent

Without prejudice to the generality of 13.2 (Waiver of Defences), the Chargor expressly confirms that it intends that the charge created under this Share Charge shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amounts made available under the Loan Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructuring; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time and any fees, costs and/or expenses associated with any of the foregoing.

3	FIXED CHARGES

Fixed Charges

In consideration of the Chargee making available the facilities in the Loan Agreement, the Chargor, with full title, guarantee, as continuing security for the payment of the Secured Obligations, charges, in favour of the Chargee by way of first fixed charge all its Charged Portfolio (including, without limitation, that described in the Schedule (Shares)).

4	FURTHER ASSURANCE AND ADDITIONAL OBLIGATIONS

4.1	Further Assurance

The Chargor shall, at the request of the Chargee and at the cost of the Chargor, forthwith do all acts and things and execute in favour of the Chargee, or as it may direct, such further or other legal assignments, transfers, mortgages, charges, securities and other deeds and documents as the Chargee may reasonably require, in such form as the Chargee may require, in order to:

(a)	protect, preserve, perfect or improve the security intended to be conferred on the Chargee by or pursuant to this Share Charge; or

(b)
to facilitate the realisation of all or any of the Charged Portfolio and exercise all of the rights and powers conferred on the Chargee, any Receiver or any delegate or either of the same for the purpose thereof or in connection therewith.

4.2	Additional Obligations

The obligations of the Chargor under this Clause shall be in addition to and not in substitution for the covenants for further assurance deemed to be included herein by virtue of the Law of Property (Miscellaneous Provisions) Act 1994.

5	SECURITIES

5.1	Acquisition of Securities

The Chargor shall notify the Chargee promptly upon the acquisition of, or agreement to acquire, any Securities.

5.2	Deposit of Deeds

The Chargor shall immediately after the execution of this Share Charge (or as the Chargee directs) deposit with the Chargee all deeds, certificates and other documents constituting or evidencing title to any of its Shares together with stock transfer forms and other transfers of such Shares executed in blank, as the Chargee requires.

5.3	Voting prior to enforcement

Subject to Clause 5.4 (Voting after enforcement), the Chargor shall be entitled to exercise or direct the exercise of the voting and other rights attached to any of the Shares as it seems fit, provided that:

(a)	such exercise does not breach the term of any Loan Document; and

(b)
such exercise of, or failure to exercise, those rights would not, or would not reasonably be likely to, in the reasonable judgment of the Chargee, materially impair the value of the relevant Shares and would not, or would not reasonably be likely to otherwise prejudice the interests of the Chargee under any Loan Document.

5.4	Voting after enforcement

At any time while an Event of Default is continuing:

(a)
the Chargee or the Receiver shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Securities in such manner as it or he sees fit as proxy for and in the name of the Chargor; and

(b)
the Chargor shall comply or procure the compliance of any directions of the Chargee or the Receiver in respect of the exercise of those rights and shall promptly execute and/or deliver to the Chargee or the Receiver such forms of proxy as it or he requires with a view to enabling such person as it or he selects to exercise those rights.

5.5	Undertaking relating to Securities

The Chargor hereby undertakes with the Chargee that it shall:

(a)
duly and promptly pay (or, in respect of Securities of which the Chargee is the legal owner, pay to the Chargee on demand amounts in respect of) all calls, instalments or other payments which may be made or become due in respect of any of the Securities as and when the same from time to time become due (and if the Chargor does not do so, the Chargee may make such payments on behalf of the Chargor);

(b)	comply promptly with any notice served on it under the Companies Act 1985;

(c)	not (without the prior consent in writing of the Chargee or save to the extent permitted under the Loan Documents):

(i)	permit any person other than the Chargor or the Chargee (or its nominee) to be registered as holder of the Securities or any part thereof; or

(ii)
permit any reorganisation of share capital, any alteration of rights in respect of any class of shares in the company whose shares are changed or the amendment of any provision of the memorandum of association or articles of association of that company; and

(d)
not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the interest of the Chargee in, or the value to the Chargee of, the Securities and use its best endeavours not to permit a variation of any rights attaching to any of the Securities.

5.6	Communications

The Chargor shall promptly deliver to the Chargee a copy of each circular, notice, report, set of accounts or other documents received by it or its nominee in connection with any Securities as the Chargee requires.

6	REPRESENTATIONS

6.1	General

The Chargor makes on the date of this Share Charge the representations and warranties set out in this clause 6 to the Chargee.

6.2	No Security

The Charged Portfolio is beneficially owned by the Chargor free from any Security other than any Permitted Lien.

6.3	Ownership of Charged Portfolio

The Chargor is the sole legal and beneficial owner of all of the Charged Portfolio.

6.4	No proceedings pending or threatened

No litigation, arbitration or administrative proceeding has currently been started or, to the knowledge of the Chargor, threatened in relation to any of the Charged Portfolio.

6.5	Shares

The Shares are fully paid and the Shares constitute 65% of the entire share capital of Diomed Limited.

6.6	Binding obligations, no avoidance

(a)	The obligations expressed to be assumed by the Chargor under this Share Charge are legal, valid, binding and enforceable obligations.

(b)
This Share Charge creates the Security which it purports to create and to the best of the Chargor's knowledge and belief (having made due and careful enquiry) is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

6.7	Status

The Chargor:

(a)	is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation; and

(b)	has the power to own its assets and carry on its business as it is being conducted.

6.8	Non-conflict with other obligations

The entry into and performance by the Chargor of, and the transactions contemplated by, this Share Charge do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

6.9	Power and authority

The Chargor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Share Charge and the transactions contemplated by this Share Charge.

6.10	Validity and admissibility in evidence

All authorisations, consents, approvals, resolutions, licences, exemptions, filings, notarisations or registrations required or desirable:

(a)	to enable the Chargor lawfully to enter into, exercise its rights and comply with its obligations in this Share Charge; and

(b)	to make this Share Charge admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

7	GENERAL UNDERTAKINGS

7.1	Negative Pledge

The Chargor covenants that it shall not, nor shall it agree or purport to, create or permit to subsist any Security whether in any such case ranking in priority to or pari passu with or after the security created by this Share Charge save to the extent permitted or required under the Loan Agreement.

7.2	Restrictions on Disposals

The Chargor covenants that it shall not, nor shall it agree or purport to, sell, discount, factor, transfer, lease, lend or otherwise dispose of, whether by means of one or a number of transactions related or not and whether at one time or over a period of time, the whole or any part of its Securities.

8	POWERS OF THE CHARGEE

8.1	Powers of Mortgagee

At any time after the Chargee shall have served notice on the Chargor demanding payment or discharge by the Chargor of all or any of the Secured Obligations or if requested by the Chargor, the Chargee may exercise without further notice and without any of the restrictions contained in section 103 of the Law of Property Act 1925, whether or not it shall have appointed a Receiver or Administrator, all the powers conferred on mortgagees by the Law of Property Act 1925 and all the powers and discretions conferred by this Share Charge.

8.2	Restriction on Consolidating Mortgages to be Excluded

The restriction on the right of consolidating mortgage securities contained in section 93 of the Law of Property Act 1925 shall not apply to this Share Charge.

8.3	No Liability as Mortgagee in Possession

So far as permitted by law, neither the Chargee nor any Receiver shall by reason of it or any Receiver entering into possession of any part of the Charged Portfolio when entitled so to do be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable.

9	APPOINTMENT OF RECEIVER

9.1	Appointment

At any time after the Chargee shall have served notice pursuant to the terms of the Loan Agreement on the Chargor demanding the payment or discharge by the Chargor of all or any of the Secured Obligations or if requested by the Chargor the Chargee may appoint one or more persons to be a Receiver or Receivers of the Charged Portfolio or any part of the Charged Portfolio.

9.2	Receivers to act Jointly

If at any time and by virtue of any such appointment(s) any two or more persons shall hold office as Receivers, of the same assets or income, such Receivers, may act jointly and/or severally so that each one of such Receivers shall be entitled (unless the contrary shall be stated in any of the deed(s) or other instrument(s) appointing them) to exercise all the powers and discretions hereby conferred on Receivers individually and to the exclusion of the other or others of them.

9.3	Appointment, etc, in Writing

Every such appointment or removal, and every delegation, appointment or removal by the Chargee in the exercise of any right to delegate its powers or to remove delegates herein contained, may be made in writing under the hand of any authorised officer or other officer of the Chargee.

9.4	Powers of Receiver

Every Receiver shall have:

(a)	all the powers conferred by the Law of Property Act 1925 on mortgagees in possession and receivers appointed under that Act; and

(b)	all the powers of the Chargee hereunder.

9.5	Sale by Receiver or Chargee

In making any sale or other disposal of any of the Charged Portfolio in the exercise of their respective powers, the Receiver or the Chargee, as the case may be, may accept, as and by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations, including without limitation consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third party. Any such consideration may be receivable in a lump sum or by instalments.

9.6	Application of Proceeds

All moneys received by any Receiver appointed under this Share Charge shall be applied in the following order:

(a)	in the payment of the costs, charges and expenses of and incidental to the Receiver's appointment and the payment of his remuneration;

(b)	in the payment and discharge of any outgoings paid and liabilities incurred by the Receiver in the exercise of any of the powers of the Receiver;

(c)	in providing for the matters (other than the remuneration of the Receiver) specified in the first three paragraphs of section 109(8) of the Law of Property Act 1925;

(d)	in or towards payment of any debts or claims which are required by law to be paid in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference;

(e)	in or towards the satisfaction of the Secured Obligations in such order as the Chargee may conclusively determine; and

(f)	any surplus shall be paid to the Chargor or other person entitled thereto.

The provisions of this Clause and Clause 9.8 (Remuneration of Receiver) shall take effect as and by way of variation and extension to the provisions of section 109(8) of the Law of Property Act 1925, which provisions as so varied and extended shall be deemed incorporated herein.

9.7	Receiver to act as agent

Every Receiver of the Chargor shall be the agent of the Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

9.8	Remuneration of Receiver

Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Chargee (or, failing such agreement, to be conclusively fixed by the Chargee) commensurate with the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with his current practice or the current practice of his firm and without being limited to the maximum rate specified in section 109(6) of the Law of Property Act 1925.

10	POWER OF ATTORNEY

10.1	Grant of Power of Attorney

The Chargor hereby irrevocably appoints the following, namely:

(a)	the Chargee;

(b)	each and every person to whom the Chargee shall from time to time have delegated the exercise of the power of attorney conferred by this Clause 10; and

(c)	any Receiver appointed hereunder and for the time being holding office as such;

jointly and also severally to be its attorney or attorneys and in its name and otherwise on its behalf to do all acts and things and to sign, seal, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which may be required for carrying out any obligation imposed on the Chargor by or pursuant to this Share Charge and subject to the terms of the Loan Agreement, for carrying any sale, lease or other dealing by the Chargee or such Receiver into effect, for conveying or transferring any legal estate or other interest in land or other property or otherwise howsoever, for getting in the Charged Portfolio, and generally for enabling the Chargee and the Receiver to exercise the respective powers conferred on them by or pursuant to this Share Charge or by law. The Chargee shall have full power to delegate the power conferred on it by this Clause, but no such delegation shall preclude the subsequent exercise of such power by the Chargee itself or preclude the Chargee from making a subsequent delegation thereof to some other person; any such delegation may be revoked by the Chargee at any time.

10.2	Powers of Attorney Act 1971

The power of attorney hereby granted is as regards the Chargee, its delegates and any such Receiver (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Charge to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Powers of Attorney Act 1971.

11	FINANCIAL COLLATERAL

To the extent that any part of this Share Charge constitutes a “financial collateral arrangement” (as defined in the Financial Collateral Arrangements (No.2) Regulations 2003 (the "Regulations")) the Chargee shall have the right:

(a)
(after the occurrence of an Event of Default which is continuing) to use and dispose of any part of the Charged Assets which constitutes "financial collateral" (as defined in the Regulations ("Financial Collateral")), in which case the Chargee shall comply with the requirements of the Regulations as to obtaining "equivalent financial collateral" (as defined in the Regulations); and

(b)
(at any time after this Share Charge becomes enforceable) to appropriate any part of the Charged Portfolio which constitutes Financial Collateral in or towards satisfaction of the Secured Obligations in accordance with the Regulations.

12	PROTECTION OF PURCHASERS

No purchaser or other person dealing with the Chargee or its delegate or any Receiver appointed hereunder shall be bound to see or enquire whether the right of the Chargee or such Receiver to exercise any of its or his powers has arisen or become exercisable or be concerned with notice to the contrary, or be concerned to see whether any such delegation by the Chargee shall have lapsed for any reason or been revoked.

13	SAVING PROVISIONS

13.1	Reinstatement

If any payment by a Borrower or any discharge given by the Chargee (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of the Chargor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	the Chargee shall be entitled to recover the value or amount of that security or payment from the Chargor as if the payment, discharge, avoidance or reduction had not occurred.

13.2	Waiver of Defences

The obligations of the Chargor under this Share Charge will not be affected by an act, omission or thing which, but for this Clause 13.2, would reduce, release or prejudice any of its obligations under this Share Charge (without limitation and whether or not known to it or the Chargee), including:

(a)	any time, waiver or consent granted to, or composition with, any Borrower or other person;

(b)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members of the Group or status of a Borrower or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Loan Document or any other document or security including without limitation any charge in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Loan Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(g)	any insolvency or similar proceedings.

13.3	Immediate Recourse

The Chargor waives any right it may have of first requiring the Chargee to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this Charge. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

13.4	Appropriations

Until all Secured Obligations have been irrevocably paid in full and the Chargee has no continuing obligations in relation to the facilities, the Chargee may:

(a)
refrain from applying or enforcing any other monies, securities or rights held or received by the Chargee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from the Chargor or on account of the Chargor’s liability under this Charge.

13.5	Deferral of Chargor’s Rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Loan Documents have been irrevocably paid in full, unless the Chargee otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents;

(a)	to be indemnified by a Borrower;

(b)	to claim any contribution from any other guarantor of any Borrower’s obligations under the Loan Documents; and/or

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Chargee under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by the Chargee.

13.6	Additional Security

The security set out in this Share Charge is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Chargee.

14	CONSOLIDATION OF ACCOUNTS AND SET-OFF

In addition to any general lien or similar rights to which they may be entitled by operation of law, the Chargee shall have the right at any time and without notice to the Chargor to combine or consolidate all or any of the Chargor’s then existing accounts with, and liabilities to, the Chargee and to set off or transfer any sum or sums standing to the credit of any one or more of such accounts in or towards satisfaction of any of the liabilities of the Chargor to the Chargee on any other account or in any other respect. The liabilities referred to in this Clause may be actual, contingent, primary, collateral, several or joint liabilities, and the accounts, sums and liabilities referred to in this Clause may be denominated in any currency.

15	RETENTION OF SECURITY

If the Chargee considers that any amount paid or credited to the Chargee under any Loan Document is capable of being avoided or otherwise set aside on the winding-up or liquidation (or other similar process) of the Chargor or any other person, or otherwise, that amount shall not be considered to have been paid in determining whether the Secured Obligations have been repaid and the Chargee may retain such security as it thinks fit.

16	CURRENCY

For the purpose of or pending the discharge of any of the Secured Obligations the Chargee may, in its sole discretion, convert any moneys received, recovered or realised in any currency under this Share Charge (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into any other currency at such rate or rates of exchange and at such time as the Chargee thinks fit.

17	APPLICATION

The Chargor shall not have any rights in respect of the application by the Chargee of any sums received, recovered or realised by the Chargee under this Share Charge.

18	NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, "Communication") by any Party to this Share Charge or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. The Chargor or the Chargee may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Clause 18.

If to the Chargor:	Diomed Holdings, Inc.

1 Dundee Park
Andover, MA 01810
Attention: David B. Swank
Facsimile: (978) 475-8488
Telephone: (978) 824-1823

Copy to:
McGuire Woods LLP
1345 Avenue of the Americas
7th Floor
New York, NY 10105
Attention: William A. Newman, Esq.
Facsimile: (212) 548-2170
Telephone: (212) 548-2660

If to the Chargee:	Hercules Technology Capital Growth, Inc.

Attention: Chief Legal Officer and R. Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

With a copy to:
Sandra Vrejan
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110
Facsimile: 617-951-8736
Telephone: 617-951-8671

19	NEW ACCOUNTS

If the Chargee receives or is deemed to be affected by notice whether actual or constructive of any subsequent charge or other interest affecting any part of the Charged Portfolio and/or the proceeds of sale of any Charged Portfolio, then the Chargee may open a new account or accounts with the Chargor. If the Chargee does not open a new account or accounts it shall nevertheless be treated as if it had done so at the time when the notice was, or was deemed to be, received and as from that time all payments made to the Chargee shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Share Charge is security.

20	CONTINUING SECURITY

The security constituted by this Share Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations and shall be binding until all the Secured Obligations have been discharged in full to the satisfaction of the Chargee and all of the Chargee have ceased to have any obligation whether actual or contingent to make any credit or accommodation available to the Chargor.

21	CHANGE OF PARTIES

21.1	Assignment and transfer by Chargee

The Chargee shall have a full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Share Charge to any person to whom all or any part of its rights, benefits and obligations under the Loan Agreement are assigned or transferred in accordance with the provisions of the Loan Agreement.

21.2	Assignment and transfers by the Chargor

The Chargor may not assign any of its rights or transfer any of its rights or obligations under this Share Charge.

22	TAX AND INDEMNITIES

22.1	Definitions

In this Clause 21:

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

Unless a contrary indication appears, in this Clause 22 (Tax and Indemnities) a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

22.2	Stamp taxes

The Chargor shall pay and, within three (3) Business Days of demand, indemnify the Chargee against any cost, loss or liability the Chargee incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Loan Document.

22.3	Value added tax

(a)
All amounts set out, or expressed to be payable under a Loan Document by any Chargor to the Chargee which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by the Chargee to any Party under a Loan Document, that Party shall pay to the Chargee (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and the Chargee shall promptly provide an appropriate VAT invoice to the Chargor).

(b)
Where a Loan Document requires the Chargor to reimburse the Chargee for any costs or expenses, the Chargor shall also at the same time pay and indemnify the Chargee against all VAT incurred by the Chargee in respect of the costs or expenses to the extent that the Chargee reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

23	OTHER INDEMNITIES

23.1	Currency indemnity

(a)
If any sum due from the Chargor under the Loan Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against the Chargor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Chargor shall as an independent obligation, within three Business Days of demand, indemnify the Chargee against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Chargor waives any right it may have in any jurisdiction to pay any amount under the Loan Documents in a currency or currency unit other than that in which it is expressed to be payable.

23.2	Indemnity by the Chargor

The Chargor hereby agrees to indemnify the Chargee, any Receiver against all losses, actions, claims, costs, charges, expenses and liabilities (together, the “Liabilities”) incurred by the Chargee and any Receiver (including any substitute delegate attorney as aforesaid) (i) in relation to this Charge or the Secured Obligations (in either case provided that such Liabilities are not due solely to the gross negligence or wilful misconduct of the Chargor or the Receiver), or (ii) occasioned by any breach by the Chargor of any of its covenants or obligations under this Charge. The Chargor shall so indemnify the Chargee and any Receiver on demand and shall pay interest on the sum demanded at the Default Rate from time to time from the date on which the same were demanded by the Chargee or any Receiver and any sum so demanded together with any interest, shall be a charge upon the Charged Property in addition to the moneys hereby secured.

24	REMEDIES CUMULATIVE ETC.

24.1	Cumulative Rights

The rights, powers and remedies provided in this Share Charge are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

24.2	Failure to Exercise not to act as a Waiver

No failure on the part of the Chargee to exercise, or delay on its part in exercising, any of its respective rights, powers and remedies provided by this Share Charge or by law (collectively the "Rights") shall operate as a waiver thereof, nor shall any single or partial waiver of any of the Rights preclude any further or other exercise of that one of the Rights concerned or the exercise of any other of the Rights.

25	PROVISIONS SEVERABLE

Every provision contained in this Share Charge shall be severable and distinct from every other such provision and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected thereby.

26	CHARGEE’S CERTIFICATE

A certificate by an officer of the Chargee as to any sums payable hereunder to the Chargee shall (save in the case of manifest error) be conclusive and binding upon the Chargor for all purposes.

27	AMENDMENTS

No amendments or waiver of any provision of this Share Charge and no consent to any departure by the Chargor therefrom shall in any event be effective unless the same shall be in writing and signed or approved in writing by the Chargee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

28	AMENDMENTS TO LOAN DOCUMENTS

This Share Charge shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Loan Documents and all references to the Loan Documents herein shall be taken as referring to the Loan Documents as amended or varied from time to time (including, without limitation, any increase in the amount of the Secured Obligations).

29	COUNTERPARTS

This Share Charge may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Share Charge.

30	LAW

This Share Charge is governed by and shall be construed in accordance with English law.

31	ENFORCEMENT

31.1	Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Share Charge (including a dispute regarding the existence, validity or termination of this Share Charge) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 31.1 is for the benefit of the Chargee only. As a result, no Chargee shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Chargee may take concurrent proceedings in any number of jurisdictions.

31.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

(a)	irrevocably appoints Diomed Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Share Charge (with all correspondence to:

Building 2000
Beach Drive
Cambridge Research Park
Waterbeach, Cambridge CB25 9TE
United Kingdom

under this Clause 31.2 to be clearly marked for the urgent attention of Paul Grafham, Secretary of Diomed Limited;

(b)	agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned; and

(c)
if any person appointed as process agent is unable for any reason to act as agent for service of process, the Parent (on behalf of the Chargor) must immediately (and in any event within 3 days of such event taking place) appoint another agent on terms acceptable to the Chargee. Failing this, the Chargee may appoint another agent for this purpose.

The Chargor expressly agrees and consents to the provisions of this Clause 31.

IN WITNESS whereof the Chargor has executed this Share Charge as a deed and the Chargee has executed this Share Charge under hand with the intention that it be delivered the day and year first before written.

THE SCHEDULE

SHARES

Company whose shares are being charged	Number and class of shares

DIOMED LIMITED, a company incorporated under the laws of England and Wales with registered number 02338196 and with its registered office at 2000 Cambridge Research Park, Ely Road, Waterbeach, Cambridge, CB25 9TE, England

65% of the share capital (the share capital being 3,000,000 ordinary shares of £0.001), which is equal to 1,950,000 ordinary shares.

EXECUTED as a Deed by	)
DIOMED, INC.	)
acting by	)
Name: __________________________	)	By: _________________________
Title: ___________________________	)	Authorised Signatory
being persons having power to act	)
on its behalf in accordance with its constitution	)

SIGNED for and on behalf of	)
HERCULES TECHNOLOGY CAPITAL	)
GROWTH, INC.	)
Name: __________________________	)	By: __________________________
Title: ___________________________	)
being a person who in accordance	)
with the laws of the state of Maryland	)
is acting under the authority	)
(express or implied) of that company	)